UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026
___________

DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-09819		52-1549373
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)
140 Eastshore Drive, Suite 100
Glen Allen, Virginia			23059-5755
(Address of principal executive offices)			(Zip Code)
	(804)	217-5800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DX	New York Stock Exchange
6.900% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On April 21, 2026, Dynex Capital, Inc. (the “Company”) announced that its Board of Directors (the “Board”) approved a new share repurchase program (the “Program”) authorizing the repurchase of up to $300 million of its common stock, $0.01 par value per share (the “Common Stock”), and up to $50 million of its preferred stock, $0.01 par value per share, including any series thereof currently or hereafter authorized (the “Preferred Stock”). Under the Program, repurchases may be made from time to time through open market transactions, privately negotiated transactions, or other means, including, without limitation, trading plans adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The actual means and timing of any repurchases under the Program will depend on a variety of factors, including, without limitation, the market prices of the Common Stock and the Preferred Stock, as applicable, general market and economic conditions, and applicable legal and regulatory requirements. The Program is authorized through April 30, 2028, and replaces the Company’s prior repurchase program, which was set to expire on April 30, 2026. The Program does not require the Company to purchase any shares and may be modified, suspended, or terminated by the Board at any time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	April 21, 2026	By:	/s/ Michael A. Sartori
Michael A. Sartori
Chief Financial Officer